UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) March 23, 2023
Quotient Technology Inc.
(Exact name of Registrant as specified in its charter)
Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1260 East Stringham Avenue, Suite 600 Salt Lake City, Utah 84106
(Address of principal executive offices)
(650) 605-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	QUOT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth under Item 8.01 below is incorporated by reference into this Item 5.03.

Item 8.01. Other Events.
On March 23, 2023, the Board of Directors of Quotient Technology Inc. (the “Company”) approved a one-time waiver and change to the window for stockholders to provide timely advance notice of any director nomination under Section 2.15(b) of the Amended and Restated Bylaws of the Company (the “Bylaws”) in connection with the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”).
To be timely, stockholder notice of any director nomination for the 2023 Annual Meeting must be delivered to the Secretary of the Company and received at the Company’s principal executive offices at or prior to 5:00 p.m. Mountain Time on May 12, 2023. This waiver to the advance notice window is applicable only for the 2023 Annual Meeting, and does not affect any other requirements under the Bylaws or pursuant to state or federal law that stockholders must meet in order to properly submit director nominations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Quotient Technology Inc.
By: /s/ Connie Chen
Connie Chen
General Counsel, Compliance Officer and Secretary
Date: March 24, 2023